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EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the Registration Statements on Form S-3 (No. 33-29744 and No. 333-01313) and on Form S-8 (No. 33-35816 and No. 333- 01685) of our report dated November 14, 1996 with respect to the consolidated financial statements of Water-Jel Technologies, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended August 31, 1996.

HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
December 12, 1996

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